EXHIBIT 1.1

Execution Copy

5,000,000 Shares

GREENFIELD ONLINE, INC.

Common Stock

UNDERWRITING AGREEMENT

July 15, 2004

Lehman Brothers Inc.

Friedman, Billings, Ramsey & Co., Inc.

Piper Jaffray & Co.

As Representatives of the
several underwriters named in Schedule 1 hereto
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

     Greenfield Online, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company named in Schedule 2 hereto (the “Selling Stockholders”), propose to sell an aggregate of 5,000,000 shares (the “Firm Stock”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”). Of the 5,000,000 shares of the Firm Stock, 4,000,000 are being sold by the Company and 1,000,000 by the Selling Stockholders. In addition, the Selling Stockholders propose to grant to the Underwriters named in Schedule 1 hereto (the “Underwriters”) an option to purchase up to an additional 750,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Underwriters and the Selling Stockholders that:

     (a) A registration statement on Form S-1 with respect to the Stock has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the prospectus in the form first used to confirm sales of Stock. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

     (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the case of the Registration Statement and the Prospectus, and, in the case of the Prospectus only, in light of the circumstances under which they were made; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

     (c) The Company and each of its subsidiaries (as defined in Section 17) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification except where the failure to be so qualified and in good standing could not have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company is a “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

     (d) The Company has an authorized capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except as set forth in the Prospectus, the Company is not a party to any agreement obligating it to issue any options, warrants or other rights to purchase, or rights to convert any obligations into or exchange any securities for, shares of capital stock of the Company.

     (e) The unissued shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; and the Stock will conform to the description thereof contained in the Prospectus. Upon payment for and delivery of the Stock to be sold by the Company pursuant to this Agreement, the Underwriters will acquire good and valid title to such Stock, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions and other claims.

     (f) This Agreement has been duly authorized, executed and delivered by the Company.

     (g) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject except for such conflicts, breaches, violations or defaults that could not have or be reasonably expected to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

     (h) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights that have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. Except as described in the Prospectus, there are no outstanding preemptive or other rights to subscribe for the Company’s capital stock (other than rights that have been waived or satisfied).

     (i) Excepted as described in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the

Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

     (j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock (except for the grant of options in the ordinary course of the Company’s business pursuant to its stock plans or as otherwise described in the Prospectus) or long-term debt (other than changes occurring in the ordinary course of business in the outstanding amount of indebtedness under that certain accounts receivable financing agreement to which the Company is a party) of the Company or any of its subsidiaries or any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

     (k) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated therein.

     (l) PricewaterhouseCoopers, LLP, whose reports with respect to certain financial statements of the Company appear in the Prospectus and who has delivered the initial letter referred to in Section 9(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

     (m) The Company and each of its subsidiaries have valid title in fee simple to all real property and valid title to all personal property owned by them, in each case free and clear of all liens and encumbrances, except such as are described in the Prospectus (or effected pursuant to agreements filed as exhibits to the Registration Statement) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

     (n) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties.

     (o) Except as set forth in the Prospectus, the Company and each of its subsidiaries (i) own or possess the rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, software, trade secrets and licenses necessary for the conduct of their respective businesses except where failure to own or possess such rights could not reasonably be expected to have a Material Adverse Effect, and (ii) have no reason to believe that the conduct of their respective businesses will infringe or violate, and have not received any notice of any claim of infringement or violation of, any such rights of others.

     (p) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. For the purposes of this Agreement, an individual will be deemed to have “knowledge” of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter or (b) a prudent individual would reasonably be expected to discover or otherwise become aware of such fact or other matter in the ordinary course; and a person (other than an individual) will be deemed to have “knowledge” of a particular fact or other matter if any individual who is serving as a director, officer, executor or trustee of such person has knowledge (as defined above with respect to an individual) of such fact or other matter.

     (q) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference in accordance with the Rules and Regulations of the Commission.

     (r) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and is not so described.

     (s) No labor disturbance by the employees of the Company, or of any of the Company’s subsidiaries, exists or, to the knowledge of the Company, is imminent, which could reasonably be expected to have a Material Adverse Effect.

     (t) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not reasonably expect to incur material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

     (u) The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, other than taxes that have not been assessed or the validity of which the Company is contesting in good faith by adequate proceedings and for which the Company has established reserves in accordance with generally accepted accounting principles, and, since the date of the Company’s last audited financial statements, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

     (v) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than non-material liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

     (w) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

     (x) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and, to the knowledge of the Company, no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, which default could reasonably be expected to have a Material Adverse Effect or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business where such violation or failure could reasonably be expected to have a Material Adverse Effect.

     (y) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any of the Company’s funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from the Company’s funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, payoff, influence payment, kickback or other unlawful payment.

     (z) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not reasonably be expected to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not reasonably be expected to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

     (aa) Neither the Company nor any subsidiary is, nor as of the Closing Date will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

     (bb) The Company will not, and will not instruct the Underwriters to, offer or sell any of the Directed Shares (as defined below) distributed in connection with the Directed Share Program (as defined below) outside of the United States.

     (cc) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

     (dd) The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate.

     (ee) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which periodic reports required under the Exchange Act will be required to be prepared when the Company has periodic reporting obligations under the Exchange Act; (ii) have been evaluated for effectiveness; and (iii) are effective in all material respects to perform the functions for which they were established.

SECTION 2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder, except for Insight Capital Partners III, L.P., Insight Capital Partners (Cayman) III, L.P. and Insight Capital Partners III – Co-Investors (each an “Insight Entity” and collectively, the “Insight Entities”) and UBS Capital II LLC (“UBS Capital”), severally, but not jointly, represents and warrants to, and agrees with, the Underwriters that:

     (a) Such Selling Stockholder has placed in custody under a power of attorney and custody agreement (the “Custody Agreement and Power of Attorney” and, together with all other similar agreements executed by the other Selling Stockholders, the “Custody Agreements and Powers of Attorney”) with the Company, as custodian (the “Custodian”), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the shares of Stock to be sold by such Selling Stockholder hereunder.

     (b) Such Selling Stockholder has duly and irrevocably executed and delivered a Custody Agreement and Power of Attorney appointing one or more persons, as attorneys-in-fact,

with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Selling Stockholder.

     Each Selling Stockholder severally, but not jointly, represents and warrants to, and agrees with, the Underwriters that:

     (c) The Selling Stockholder has valid title to all shares of Stock, or securities convertible or exercisable into such shares of Stock, to be sold by such Selling Stockholder under this Agreement, and immediately prior to or simultaneously with the First Delivery Date (as defined in Section 5 hereof) the Selling Stockholder will have valid title to the shares of Stock to be sold by such Selling Stockholder under this Agreement, in each case, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

     (d) The Selling Stockholder has full right, power and authority to enter into this Agreement and the Custody Agreement and Power of Attorney, where applicable; the execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney, where applicable, by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions (ii) result in any violation of the provisions of the charter, by-laws, the articles of partnership or any other organizational document of the Selling Stockholder (if such Selling Stockholder is not a natural person) or (iii) result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder, except in the case of clause (i) and (iii) above where such conflicts, breaches, violations and defaults could not reasonably be expected to materially adversely affect such Selling Stockholder’s ability to perform its obligations hereunder and under the Custody Agreement and Power of Attorney, as applicable; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

     (e) The information with respect to such Selling Stockholder contained in the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus that is based upon information furnished in writing to the Company by such Selling Stockholder expressly for use therein does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the case of the Registration Statement and the Prospectus, and, in the case of the Prospectus only, not misleading in light of the circumstances under which they were made.

     (f) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock in violation of applicable securities laws and the Rules and Regulations of the Commission.

SECTION 3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 4,000,000 shares of the Firm Stock and each Selling Stockholder hereby agrees, severally and not jointly, to sell the number of shares of the Firm Stock set opposite such Selling Stockholder’s name in Schedule 2 hereto, severally and not jointly, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company, and from each Selling Stockholder, that number of shares of the Firm Stock which represents the same proportion of the number of shares of the Firm Stock to be sold by the Company, and by each Selling Stockholder, as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

     In addition, on the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement each Selling Stockholder, severally and not jointly, grants to the Underwriters an option to purchase up to 750,000 shares of Option Stock, as set forth opposite such Selling Stockholder’s name in Schedule 2 hereto. In the event that the Underwriters exercise their option in part but not in full, each Selling Stockholder shall sell severally that number of shares of Option Stock which represents the same proportion of the total number of shares of Option Stock to be purchased by the Underwriters, as the number of shares of Option Stock set forth opposite the name of such Selling Stockholder in Schedule 2 hereto represents of the total number of shares of Option Stock set forth on such Schedule 2. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

     The price to be paid by the Underwriters to the Company and each of the Selling Stockholders for both the Firm Stock and any Option Stock shall be $12.09 per share.

     The Company and the Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

SECTION 4. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

     It is understood that 250,000 shares of the Firm Stock (“Directed Shares”) will initially be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company and certain other persons (“Directed Share Participants”) upon the terms and conditions set forth in the Prospectus (the “Directed Share Program”) and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”), and that any allocation of such Directed Shares among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. from the Company. Under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program (it being understood that this does not relieve Lehman Brothers Inc. of its obligation to deliver any prospectus required to be delivered to each of the Directed Share Participants by and in accordance with law). To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

SECTION 5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Company and the Selling Stockholders shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company and the Selling Stockholders shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

     The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Selling Stockholders or their respective Attorneys-in-Fact under the Custody Agreements and Powers of Attorney by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date”. Any such election to purchase Option Stock shall be made in proportion to the maximum number of shares of Option Stock each Selling Stockholder may sell as a set forth in Schedule 2 hereto.

     Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Selling Stockholders) at 10:00 A.M., New York City time, on each Second Delivery Date. On each Second Delivery Date, each of the Selling Stockholders shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of each of the Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, each of the Selling Stockholders shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

SECTION 6. Further Agreements of the Company. The Company covenants and agrees:

     (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except in compliance with the terms hereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use its best efforts to obtain promptly its withdrawal;

     (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters and to each of Clifford Chance US LLP and Kaye Scholer LLP, as counsel to the several Selling Stockholders, a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

     (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request (but subject to Section 6(d) below), to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

     (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

     (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

     (f) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the Effective Date (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

     (g) At the request of the Representative, for a period of three years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its stockholders and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, other than materials that are promptly made available through the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) or with respect to which the Company has requested confidential treatment from the Commission;

     (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than (i) the Stock, (ii) shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation or incentive plans existing on the date hereof or described in the Prospectus as existing as of the First Delivery Date, (iii) shares issued pursuant to currently outstanding options, warrants or rights, or (iv) shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued by the Company in exchange (either solely or together with other consideration) for assets or a majority and controlling portion of the equity of another person in connection with a merger or acquisition (each, a “Strategic Transaction”), provided that (A) such securities are not issued in a transaction which is either publicly announced within sixty (60) days of, or consummated within ninety (90) days of, the date of the Prospectus, (B) each recipient of such securities shall have furnished to the Representatives, prior to any such issuance, a Lock-Up Letter (as defined below) and (C) the aggregate number of shares of Common Stock issuable by the Company in all such issuances shall not exceed five percent (5%) of the shares of Common Stock issued and outstanding immediately following the First Delivery Date hereunder (collectively the “Strategic Transaction Restrictions”)), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than (i) the issuance of options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock pursuant to employee benefit plans, qualified stock option plans or other employee compensation or incentive plans existing on the date hereof or described in the Prospectus as existing as of the First Delivery Date, or (ii) the issuance of options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock in connection with a Strategic Transaction, subject to the Strategic Transaction Restrictions), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock (except as otherwise permitted in the foregoing clause (1)), whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and (i) to cause each officer and director of the Company, each Directed Share Participant and each stockholder of the Company holding shares representing (including securities convertible into or exchangeable for shares of Common Stock within 180 days of the date of the Prospectus) at least one percent (1%) of the shares of Common Stock outstanding immediately prior to the First Delivery Date, (ii) to cause each employee not included within clause (i), and (iii) to cause each other stockholder of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (each , a “Lock-Up Letter”), pursuant to which each such person shall agree not to, directly or indirectly, except as permitted by the terms of such Lock-Up Letter, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc.; provided that, notwithstanding the foregoing, the Company shall be deemed to have fulfilled its obligations under clauses (ii) and (iii) above, so long as holders of Common Stock (other than the Stock) consisting of no more than 5% in the aggregate of the Common Stock outstanding on the First Delivery Date fail to furnish Lock-Up Letters, and the Company shall have used its commercially reasonably efforts to cause each such holder to furnish a Lock-Up Letter;

     (j) Prior to the Effective Date, to apply for the quotation of the Stock on the Nasdaq National Market System, and to use its best efforts to effect that quotation, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

     (k) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus in all material respects;

     (l) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder;

     (m) In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent required by the NASD or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, and Lehman Brothers Inc. will notify the Company as to which Directed Share Participants will need to be so restricted. At the request of Lehman Brothers Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time; and

     (n) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

SECTION 7. Further Agreements of the Selling Stockholders. Each Selling Stockholder other than any Insight Entity and UBS Capital agrees:

     (a) That the Stock to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders thereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable.

     Each Selling Stockholder agrees:

     (b) That such Selling Stockholder will furnish to the Representatives at the Initial Delivery Date a Lock-Up Letter, providing that such Selling Stockholder agrees, for a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters, except as permitted by the terms of such Lock-Up Letter.

     (c) That the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or the occurrence of any other event.

     (d) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

SECTION 8. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the stock, including the Custody Agreements and Powers of Attorney; (e) the filing fees incident to securing the review by the NASD of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters not to exceed $15,000); (h) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the Directed Share Program described in Section 4; (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement and (k) (i) the fees and expenses of Clifford Chance US LLP, counsel to certain of the Selling Stockholders, as required by that certain Amended and Restated Registration Rights Agreement (the “2002 Registration Rights Agreement”) by and among the Company and those stockholders of the Company listed therein and dated as of December 16, 2002 and (ii) up to $10,000 of the fees and expenses of Kaye Scholer LLP, counsel to UBS Capital; provided that, except as provided in this Section 8 and in Section 13 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters; and provided further that the Underwriters shall not pay for the costs or expenses of any of the Selling Stockholders, including the costs and expenses of any of their respective counsel.

SECTION 9. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein in all material respects (except for such representations and warranties as are already qualified by materiality concepts, which shall be accurate when made and on each Delivery Date), to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements and Powers of Attorney, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) Preston Gates & Ellis LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in the form attached as Exhibit 9(d) hereto.

     (e) Clifford Chance US LLP shall have furnished to the Representatives its written opinion, as counsel to each of the Selling Stockholders except for UBS Capital II LLC, addressed to the Underwriters and dated such Delivery Date, in the form attached as Exhibit 9(e) hereto.

     (f) Kaye Scholer LLP, counsel to UBS Capital II LLC, and internal counsel of UBS Capital II LLC, shall have furnished to the Representatives their written opinions addressed to the Underwriters and dated such Delivery Date, in the forms attached hereto as Exhibits 9(f)-I and 9(f)-II, respectively.

     (g) The Representatives shall have received from Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (h) At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers, LLP a letter, in form and substance satisfactory to the Representatives and PricewaterhouseCoopers LLP, addressed to the Underwriters, dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings. This letter will cover, among other things, the types of matters and be prepared in accordance with Statement of Auditing Standards

No. 72 (or any successor standards), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement.

     (i) With respect to the letter of PricewaterhouseCoopers, LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

     (j) The Company shall have furnished to the Representatives and the Selling Stockholders a certificate, dated such Delivery Date, of its Chairman of the Board, its President, Chief Executive Officer or a Vice President and its Chief Financial Officer stating that:

          (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date in all material respects (except for such representations and warranties as are already qualified by materiality concepts, which shall be accurate as of such Delivery Date); the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(l) have been fulfilled; and

          (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

     (k) Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of such Delivery Date in all material respects (except for such representations and warranties as are already qualified by materiality concepts, which shall be accurate as of such Delivery Date) and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to such Delivery Date.

     (l) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or substantially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or any state authority, (iii) the United States shall have become engaged in hostilities (other than the military operations of the United States in Iraq), there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other calamity or crisis or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof, (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (n) The Nasdaq National Market System shall have approved the Stock for quotation, subject only to official notice of issuance and evidence of satisfactory distribution.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

SECTION 10. Indemnification and Contribution.

     (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers, employees, partners, members and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee, partner, member, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (the “Marketing Materials”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing

Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or related to any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee, partner, member, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, partner, member, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent (1) that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(g) and (2) that any such loss, claim, damage, liability or expense of such Underwriter results from the fact that such Underwriter sold Stock to a person and there was not sent or given to such person, at or prior to the written confirmation of such sale to such person, to the extent required by law, a copy of the Prospectus dated the Effective Date (the “Final Prospectus”) and the loss, claim, damage, liability or expense of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus previously delivered to such person which was corrected in the Final Prospectus, unless the Company had not previously furnished copies of the Final Prospectus to such Underwriter to permit delivery on a timely basis. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee, partner, member, agent or controlling person of that Underwriter.

     The Company agrees to indemnify and hold harmless Lehman Brothers Inc. (including its officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of the Securities Act (“Lehman Brothers Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program, other than losses, claims, damages, liabilities or expenses that either (A) are finally judicially determined to have resulted directly from the bad faith or gross negligence of Lehman Brothers Inc. or (B) result from the fact that such Underwriter sold Stock to a person and there was not sent or given to such person, at or prior to the written confirmation of such sale to such person, to the extent required by law, a copy of the Final Prospectus and the losses, claims, damages, liabilities or expenses of such Underwriter result from an untrue statement or omission of a material fact contained in the Preliminary Prospectus previously delivered to such person which was corrected in the Final Prospectus, unless the Company had not previously furnished copies of the Final Prospectus to such Underwriter to permit delivery on a timely basis. The Company shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action referred to in the foregoing sentence as such expenses are incurred.

     (b) The Selling Stockholders severally, in proportion to the number of shares of Stock to be sold by each of them hereunder, and not jointly shall indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading (but with respect to the Prospectus only, in light of the circumstances under which they were made), and shall reimburse each Underwriter, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such indemnification or reimbursement shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement thereto was made in reliance upon and in conformity with written information furnished to the Company or such Underwriter by or on behalf of and concerning the Selling Stockholder from whom such indemnification is sought expressly for use in the preparation thereof; provided further that no Selling Stockholder shall be liable to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(g). The foregoing indemnity agreement is in addition to any liability which the Selling Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter. Notwithstanding the provisions of this Section 10(b), the aggregate liability of any Selling Stockholder under this Section 10(b) and Section 10(f) shall not exceed the net proceeds received by such Selling Stockholder from the sale of shares of Stock under this Agreement and no Selling Stockholder shall have any liability where the untrue statement, alleged untrue statement, omission or alleged omission of a material fact made by such Selling Stockholder was corrected in the Final Prospectus. Each Underwriter acknowledges that (i) the name and address of each Selling Stockholder in the Prospectus, (ii) the number of shares of Stock each Selling Stockholder is offering in the Prospectus and (iii) the information relating to such Selling Stockholder listed in the Prospectus under the caption “Principal and Selling Stockholders” (including the footnotes thereto) constitute the only information furnished to the Company or the Underwriters by or on behalf of each of the Selling Stockholders specifically for inclusion in the Prospectus, the Preliminary Prospectus, the Registration Statement or any amendment or supplement thereto.

     (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers who have signed the Registration Statement, each Selling Stockholder, each of the Company’s and each of the Selling Stockholder’s partners, members, officers, directors, employees and agents and each person, if any who controls the Company, Selling Stockholder within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Selling Stockholder or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(g), and shall reimburse the Company, any Selling Stockholder and any such partner, member, director, officer, employee, agent or controlling person for any legal or other expenses reasonably incurred by the Company, any Selling Stockholder or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, any Selling Stockholder or any such partner, member, director, officer, employee, agent or controlling person.

     (d) The Company shall indemnify and hold harmless each Selling Stockholder, its directors, officers, employees, partners, members and agents and each person, if any, who controls any Selling Stockholder within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Selling Stockholder, director, officer, employee, partner, member, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Selling Stockholder and each such director, officer, employee, partner, member, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Selling Stockholder, director, officer, employee, partner, member, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company through the Representatives by or on behalf of any Selling Stockholder specifically for inclusion therein, which information consists solely of the information specified in Section 10(b). Solely for purposes of the offering and sale of the Stock hereunder, the Company and each of the Selling Stockholders agree and acknowledge that the foregoing indemnity agreement supersedes the indemnification provisions (the “RRA Indemnification Provisions”) set forth in the 2002 Registration Rights Agreement, and that the RRA Indemnification Provisions do not apply to the offering and sale of the Stock hereunder.

     (e) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under this Section 10 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company or Selling Stockholders, as the case may be. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 10(a) hereof in respect of such claim or action, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the Lehman Brothers Entities for the defense of any loss, claim, damage, liability or action arising out of the Directed Share Program. In addition, notwithstanding the foregoing, in the event that (i) either the Company is the indemnified party and one or more of the Selling Stockholders is the indemnifying party, or one or more of the Selling Stockholders is the indemnified party and the Company is the indemnifying party, and (ii) any such indemnified party shall have reasonably concluded (based on the written advice of counsel) that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 10, then such indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of one counsel retained by such indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 10.

No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment, subject to the limitations on aggregate liability set forth in the penultimate sentence of Section 10(b).

     (f) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b), 10(c) or 10(d) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and each of the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each such Selling Stockholder on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company or such Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company or such Selling Stockholder, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, such Selling Stockholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(f) are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders’ obligations to contribute as provided in this Section 10(f) are several in proportion to the net proceeds received by them respectively from the sale of the Stock under this Agreement and not joint, and shall be subject to the limitations on aggregate liability set forth in the penultimate sentence of Section 10(b).

     (g) The Underwriters severally confirm and the Company and the Selling Stockholders acknowledge that the statements with respect to the public offering of the Stock by the Underwriters, including over-allotments, set forth on the cover page of, and the concession and reallowance figures and the second paragraph appearing in the subsection entitled “Commission and Expenses,” and the subsections entitled “Stabilization, Short Positions and Penalty Bids” and “Discretionary Sales,” under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

SECTION 11. Defaulting Underwriters.

     If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Selling Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other

Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

SECTION 12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Section 9(l) or 9(m), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

SECTION 13. Reimbursement of Underwriters’ Expenses. If the Company or any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholders shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, N.Y. 10019, Attention: Syndicate Registration Department, Fax: (212) 526-0943, with a copy, in the case of any notice pursuant to Section 10(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th Floor, New York, NY 10022;

     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the Company, 21 River Road, Wilton, Connecticut 06897, Attention: General Counsel, Fax: (203) 846-5749;

     (c) if to any Selling Stockholders, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth on Schedule 2 hereto;

     provided, however, that any notice to an Underwriter pursuant to Section 10(e) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian.

SECTION 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act, and (C) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement and the indemnity agreement of the Company contained in Section 10(d) of this Agreement shall be deemed to be for the benefit of the partners, members, directors, employees and agents of the Selling Stockholders, and each person, if any, who controls any Selling Stockholder within the meaning of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the State of New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

SECTION 18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, GREENFIELD ONLINE, INC.
By:	/s/ Dean Wiltse
	Name:	Dean Wiltse
	Title:	CEO

The Selling Stockholders named in Schedule 2 to this Agreement, except for UBS Capital and the Insight Entities
By:	/s/ Jonathan A. Flatow
Attorney-in-Fact

INSIGHT CAPITAL PARTNERS III, L.P. By: InSight Venture Associates III, L.L.C. its General Partner

By:	/s/ Blair M. Flicker
	Name:	Blair M. Flicker
	Title:	Attorney-in-Fact for Jeffrey Horing

INSIGHT CAPITAL PARTNERS (CAYMAN) III, L.P. By: InSight Venture Associates III, L.L.C. its General Partner

By:	/s/ Blair M. Flicker
	Name:	Blair M. Flicker
	Title:	Attorney-in-Fact for Jeffrey Horing

INSIGHT CAPITAL PARTNERS III –CO- INVESTORS, L.P. By: Insight Venture Associates III, L.L.C., its General Partner

By:	/s/ Blair M. Flicker
	Name:	Blair M. Flicker
	Title:	Attorney-in-Fact for Jeffrey Horing

UBS CAPITAL II LLC
By:	/s/ Lawrence R. Handen
	Name:	Lawrence R. Handen
	Title:	Attorney-in-Fact

By:	/s/ Marc Unger
	Name:	Marc Unger
	Title:	Attorney-in-Fact

Accepted:

LEHMAN BROTHERS INC.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

PIPER JAFFRAY & CO.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By: Lehman Brothers Inc.

By: /s/ Arlene Salmonson
     Authorized Representative

SCHEDULE 1

Underwriter	Number of Firm Shares to be Purchased
LEHMAN BROTHERS INC.	2,502,500

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.	1,023,750

PIPER JAFFRAY & CO.	1,023,750

FIDELITY CAPITAL MARKETS, a division of National Financial Services LLC	100,000

OPPENHEIMER & CO. INC.	100,000

FIRST ALBANY CAPITAL INC.	50,000

C. L. KING & ASSOCIATES, INC.	50,000

NEEDHAM & COMPANY, INC.	50,000

SANDS BROTHERS & CO., LTD.	50,000

STEPHENS INC.	50,000

Total	5,000,000

SCHEDULE 2

		Number of Shares of
		Option Stock to be
	Number of Shares	Sold if Option is
Name and address of Selling Stockholder	of Firm Stock	Exercised in Full
Dean A. Wiltse	74,560	55,920
4 Brandon Circle, Wilton, CT 06897
Burton J. Manning	8,008	6,006
8E – 655 Park Avenue, New York, NY 10021
Joel R. Mesznik	31,745	23,809
c/o Mesco Ltd., 470 Main Street, Ridgefield, CT 06877
Joel R. Mesznik 1999 Descendants Trust	2,301	1,726
c/o Mesco Ltd., 470 Main Street, Ridgefield, CT 06877
GOL, LLC	36,066	27,049
c/o Mesco Ltd., 470 Main Street, Ridgefield, CT 06877
Robert E. Bies	20,876	15,657
201 Cheesespring Road, Wilton, CT 06897
Hugh O. Davis	11,028	8,271
15 Valley Road, Westport, CT 06880
Jonathan A. Flatow	8,872	6,658
71 Chapel Street, Milford, CT 06460
Keith Price	10,497	7,873
89 Partrick Road, Westport, CT 06880
Insight Capital Partners III, L.P.	369,950	277,462
Attn: Jeffrey Horing, 680 5th Avenue, 8th Floor, New York, NY 10019
Insight Capital Partners (Cayman) III, L.P.	97,089	72,817
Attn: Jeffrey Horing, 680 5th Avenue, 8th Floor, New York, NY 10019
Insight Capital Partners III –Co-Investors, L.P.	63,724	47,792
Attn: Jeffrey Horing, 680 5th Avenue, 8th Floor, New York, NY 10019
UBS Capital II LLC	245,563	184,172
Attn: Larry Handen, 48 Signal Road, Stamford, CT 06902
Forrester Research, Inc.	12,104	9,077
400 Technology Square, Cambridge, MA 02139
Robin Neustein	4,163	3,122
c/o Neufield Doudna LLC, 104 Fifth Avenue, 20th Floor New York, NY 10011
Andrew S. Greenfield	1,662	1,246
274 Riverside Avenue, Westport, CT 06880
Irrevocable Trust for the Descendants of Andrew S.	1,613	1,209
Greenfield c/o Ann Zeller, 6 Marion Road, Westport, CT 06880
Joan Barten-Kline	179	134
134 Dry Hill Road, Norwalk, CT 06851

Total	1,000,000	750,000

Exhibit A

LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.
Friedman, Billings, Ramsey & Co., Inc.
Piper Jaffray & Co.

As Representatives of the several
Underwriters named in Schedule 1
to the Underwriting Agreement,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Dear Sirs:

     The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of shares (the “Shares”) of Common Stock, par value $0.0001 per share (the “Common Stock”), of Greenfield Online, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering (the “Lock-Up Period”)[; provided, however, that the foregoing clauses (1) and (2) shall not apply with respect to those securities of the Company (including, without limitation, the Common Stock and securities convertible into or exchangeable for shares of the Common Stock) that the undersigned purchases or otherwise

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acquires in the public market after the date of this Lock-Up Letter]. 1 Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of the Lock-Up Period, then the Lock-Up Period shall continue to apply until the expiration of the 17-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this lock-up letter agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13(G) (or 13D/A or 13G/A) made after the expiration of the 180 day period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies Lehman Brothers’ Equity Capital Markets at least two business days prior to the proposed transfer or disposition.

     In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

     The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned

1	[The bracketed text will be included in lock-up letters to be provided by holders of less than 1% of the Company’s Common Stock who are not directors, officers or selling stockholders in the offering.]

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will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:

     Dated:

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